UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 21, 2010

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 Kemet Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosures

On June 21, 2010, KEMET Corporation (the “Company”), issued a press release announcing that the Company’s common stock has been approved for listing on the NYSE Amex.  Trading is expected to commence on the NYSE Amex on Tuesday, June 22, 2010, under the ticker symbol ‘KEM’ (NYSE Amex:  KEM).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On June 21, 2010, the Company issued a press release announcing that the Company’s common stock has been approved for listing on the NYSE Amex.  Trading is expected to commence on the NYSE Amex on Tuesday, June 22, 2010, under the ticker symbol ‘KEM’ (NYSE Amex:  KEM).

This approval is contingent upon the Company’s being in compliance with all applicable NYSE Amex listing standards on the date the Company’s common stock begins trading on the exchange, and may be rescinded by the NYSE Amex if the Company is not in compliance with such standards.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 21, 2010 (furnished herewith).

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2010	KEMET Corporation

/s/ R. James Assaf
R. James Assaf

Vice President, General Counsel and

Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 21, 2010.